UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 15, 2016

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering Drive, Suite 400 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On December 21, 2015, the Delaware Chancery Court issued an opinion in In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL, invalidating as a matter of law provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc., a Delaware corporation, that permitted the removal of VAALCO’s directors by its stockholders only for cause. The Chancery Court held that, in the absence of a classified board or cumulative voting, VAALCO’s “only for-cause” director removal provisions conflict with Section 141(k) of the Delaware General Corporation Law and are therefore invalid.

Article V, Section 1 of the Second Amended and Restated Certificate of Incorporation (the “Charter”) of Comfort Systems USA, Inc. (the “Company”) contains similar “only for-cause” director removal provisions, and the Company does not have a classified board of directors or cumulative voting. As such, and in light of the recent VAALCO decision, the Company will not attempt to enforce the foregoing “only for-cause” director removal provision. The Company will also seek to amend the Charter at its 2016 annual meeting of stockholders in order to provide that, consistent with Section 141(k) of the Delaware General Corporation Law, any of the Company’s directors or its entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

	By:	/s/ Trent T. McKenna
Trent T. McKenna, Senior Vice President and General Counsel

Date: January 15, 2016